SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)       JULY 31, 1998

                             AVIATION SALES COMPANY
--------------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         DELAWARE                      1-11775                   65-0665658
(STATE OR OTHER JURISDICTION         (COMMISSION               (IRS EMPLOYER
    OF INCORPORATION)                 FILE NUMBER)           IDENTIFICATION NO.)

                      6905 NW 25TH STREET, MIAMI, FL 33122
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE      (305) 592-4055

                                       N/A
          (FORMER NAME OR FORMER ADDRESS; IF CHANGED SINCE LAST REPORT)

                              Page 1 of ___ pages.


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On July 31, 1998, (the "Effective Time") Aviation Sales Company, a Delaware corporation (the "Company) consummated a merger (the "Merger") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of March 26, 1998 among the Company, WHC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Sub"), and Whitehall Corporation, a Delaware corporation ("Whitehall"). At the Effective Time, Sub merged with and into Whitehall, with Whitehall as the surviving corporation. The transaction was negotiated on an arm's length basis, was accounted for as a pooling of interests and treated as a tax-free reorganization for federal income tax purposes. In connection with the Merger, each outstanding share of Whitehall common stock was exchanged for .5143 of a share of the Company's common stock. Fractional shares of the Company's common stock were not issued in the Merger and holders of Whitehall common stock otherwise entitled to a fractional share of the Company's common stock received an amount of cash equal to the same fraction of the current market value of a whole share of the Company's common stock. In addition, at the Effective Time, outstanding options to purchase shares of Whitehall common stock (the "Whitehall Options") were converted into a right to purchase that number of shares of the Company's common stock as the holder would have been entitled to receive had they exercised such options prior to the Effective Time and participated in the Merger. Accordingly, in connection with the Merger, the Company issued 2,844,079 shares of its common stock in exchange for all the outstanding common stock of Whitehall and will issue up to 257,150 shares of its authorized but unissued common stock upon the exercise of the former Whitehall Options. The Company filed a registration statement on Form S-4 covering the common stock issued in connection with the Merger, which was effective at the Effective Time, and the Company has agreed to file registration statements to cover its common stock (i) issued to certain Whitehall affiliates and (ii) to be issued upon the exercise of the former Whitehall Options.

         Whitehall is an independent provider of maintenance and modification services for commercial, military and freighter aircraft. Whitehall focuses primarily on two categories of commercial customers: established traditional commercial carriers that view outsourcing as a way to reduce operating expenses and increase their competitiveness and new entrant, low-cost air carriers that rely on outsourcing for scheduled heavy maintenance. Whitehall operates two FAA and Joint Aviation Authority of the European Economic Community certified repair stations that specialize in heavy maintenance and modification of Boeing 707, 727, 737, McDonnell Douglas DC-8, DC-9, DC-10 and Lockheed L-100, L-188 and C-130 aircraft. Aviation services offered by Whitehall include schedule "A", "B", "C" and "D" level inspections, block overhauls and repairs, corrosion prevention and control programs and exterior stripping and painting. Modification services provided by Whitehall include interior reconfiguration, cargo conversions and avionics installations. Through a joint venture, Whitehall also designs and markets hushkits designed to reduce the noise created by Boeing 737-100 and 737-200 series aircraft to levels which comply with FAA-mandated Stage 3 noise reduction standards.

         The assets of Whitehall and its subsidiaries acquired in connection with the Merger Agreement included all rights, titles and interests of Whitehall and its subsidiaries in and to (i) all real property, buildings and improvements leased or used by Whitehall and its subsidiaries (ii) fixed assets owned, leased or otherwise used by Whitehall and its subsidiaries, including equipment, (iii) inventory, and (iv) contracts, agreements and leases of personal property. For the foreseeable future, the Company intends to utilize such assets in connection with the operations of the business of Whitehall and its subsidiaries.

         The foregoing is a summary of certain information contained in the Merger Agreement. Reference is made to the more detailed information contained in such agreement.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Financial Statements of the business acquired shall be provided pursuant to an amendment to this Form 8-K.

         (B)      PRO FORMA FINANCIAL INFORMATION.

                  Proforma financial information shall be provided pursuant to an amendment to this Form 8-K.

         (C)      EXHIBITS.

         2.1 Agreement and Plan of Merger by and Among Aviation Sales Company, WHC Acquisition Corp., and Whitehall Corporation, dated as of March 26, 1998 (incorporated by reference to Exhibit 10.1 of Registrant's registration statement on Form S-4 filed April 30, 1998, File No. 333-51479).


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 14, 1998                      AVIATION SALES COMPANY

                                     By: /s/ Dale S. Baker
                                        ---------------------------------
                                        Dale S. Baker
                                        President and Chief Executive Officer


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